Exhibit 10.3

August 1, 2008

Via email: dennisryll@yahoo.com and

nevada2595@yahoo.com

Dennis L. Ryll, M.D.

1029 Speckledwood Manor Court

Chesterfield, MO 63017

RE: Biovest International, Inc. – $46,015.10 Loan [Pulaski Interest]

Dear Dennis:

As you know Biovest’s Unsecured Promissory Note to you dated October 1, 2007, in the principal amount of $46,015.10 (the “Note”) has been continued at your consent from its original maturity on May 31, 2008. In connection with and to potentially facilitate its financing efforts, Biovest wishes to memorialize the continuation of the maturity through October 1, 2009.

If you agree, please so indicate by signing where indicated below and return to us as soon as possible.

If you have any questions, please call. Thank you.

Sincerely,

/s/ James A. McNulty
James A. McNulty, CPA

Tel: 813-864-2554 ext. 262

Email: jamcnulty@biovest.com

EXTENSION OF UNSECURED PROMISSORY NOTE

The undersigned hereby amends the terms of the Unsecured Promissory Note (the “Note”) dated October 1, 2007, to provide that the maturity date of the Note shall be October 1, 2009 at which time all principal and accrued interest pursuant to the Note shall be due and payable in full in one installment.

/s/ Dennis L. Ryll	Dated: 08/12/08
Dennis L. Ryll, M.D.

324 S Hyde Park Avenue Suite 350 Tampa, Florida 33606

www.biovest.com t: 813 864 2554 f: 813 258 1621